UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2007, the Company issued a press release announcing the appointment of William D. Sanders to its Board of Directors. His appointment is effective as of February 21, 2007. There are no arrangements or understandings between Mr. Sanders and any other person pursuant to which he was selected as a director of the Company. Mr. Sanders has not yet been named to any committees of the Board of Directors of the Company. Mr. Sanders will stand for re-election by a vote of stockholders at the Company’s 2007 annual meeting of stockholders.
     Mr. Sanders does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Sanders had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
     Mr. Sanders will receive an annual retainer of $40,000 and an additional fee of $1,500 for each Board of Directors meeting that he attends, in accordance with the Company’s compensation arrangements for directors. In addition, Mr. Sanders will receive shares of restricted stock under the Company’s Long-Term Incentive Plan, in an amount equal to $60,000.
     A copy of the press release announcing the appointment of Mr. Sanders to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release, issued February 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Chief Administrative Officer

Dated: February 21, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, issued February 21, 2007.